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                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 30, 2001


                        COMMISSION FILE NUMBER 000-29165

                         HIGH SPEED NET SOLUTIONS, INC.
               (Exact name of registrant as specified in charter)


             FLORIDA                                         65-0185306
 (State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification Number)

TWO HANNOVER SQUARE, SUITE 2120
434 FAYETTEVILLE STREET MALL
RALEIGH, NC                                                     27601
(Address of Principal Executive Office)                        (Zip Code)

                                 (919) 645-2610
                (Registrant's Executive Office Telephone Number)


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ITEM 9.  REGULATION FD DISCLOSURE

                               RECENT DEVELOPMENTS

         AMENDMENT TO SUMMUS AGREEMENT. On January 30, 2001, High Speed Net Solutions, Inc. ("HSNS") and Summus, Ltd. ("Summus") entered into an amendment to the Asset Purchase Agreement and associated documents that they signed on October 30, 2000. Under the Asset Purchase Agreement, as amended (which will be referred to as the "Amended Agreement"), HSNS will acquire Summus' assets, including intellectual property rights, software and technology for image and video compression. A summary of the material terms of the Amended Agreement are described below.

         WITHDRAWAL OF REGISTRATION STATEMENT. Effective as of February 2, 2001, HSNS has withdrawn its registration statement on Form S-1, originally filed on July 19, 2000. The registration statement was filed to register for resale shares of our common stock held by various HSNS shareholders.

         OTC BULLETIN BOARD. HSNS intends to file with the Securities and Exchange Commission such documents as may be required to enable it to again have its common stock eligible for quotation on the OTC Bulletin Board. HSNS estimates that it will make such filings with the Commission in mid-March after the audits of the December 31, 2000 financial statements of HSNS and Summus are completed. In the meantime, HSNS will focus its attention on closing the Summus acquisition and pursuing licensing contracts. We anticipate the Summus acquisition will close in mid-February, although there can be no assurance that all conditions to closing will occur. When the Summus transaction is closed, HSNS will be in a new business that will be described in future filings with the Commission.

         ACCOUNTING ISSUES. In February 1999, HSNS and Summus entered into a Marketing Licensing Agreement under which HSNS obtained the right to resell certain software products developed by Summus. In consideration for these rights, HSNS agreed to make four cash payments to Summus of $750,000 each. Mr. Bradford Richdale, HSNS' principal stockholder at the time, paid, on behalf of HSNS, a total of $2,190,000 in cash to Summus during the first half of 1999. HSNS paid $60,000 in cash and, in lieu of the final cash payment of $750,000, issued 1.5 million shares of its common stock to Summus. HSNS assigned a value to these prepaid royalty payments of $4,528,125 and this value was capitalized and reflected as an asset in the balance sheet included in HSNS' audited financial statements as of and for the year ended December 31, 1999, such financial statements being included in its Current Report on Form 8-K filed on May 8, 2000 (as well as in the registration statement on Form S-1 that has now been withdrawn, as described above). During the Commission staff's review of these filings, the staff questioned whether these prepaid royalty payments should have been expensed on the statement of operations for the year ended December 31, 1999, instead of being capitalized on the balance sheet as of December 31, 1999. HSNS, in consultation with Ernst & Young, its outside auditors, is currently reevaluating the accounting treatment of the prepaid royalties in light of the staff's comments and is considering the need for restatement of HSNS' financial statements as of and


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for the year ended December 31, 1999, to reflect a re-valuation of the amount capitalized and the expensing of some or all of the prepaid royalty payments. It is likely that any capitalized amounts not restated from assets to expenses in the December 31, 1999 financial statements will be reflected in the financial statements as of and for the year ended December 31, 2000, as having been written off due to impairment. As a result of the foregoing disclosures, no reliance should be placed on the HSNS financial statements or the report of its independent accountants as of and for the year ended December 31, 1999 with respect to the treatment of the prepaid royalties as described above.

         SUMMARY OF RECENT ADVERSE FINANCIAL CHANGES. HSNS' cash balances decreased from $753,708 at September 30, 2000 to approximately $200,000 at January 30, 2001. HSNS' accounts payable and accrued expenses increased from $2.1 million at September 30, 2000 to approximately $2.9 million at January 31, 2001. From October 1, 2000 through January 31, 2001, HSNS sold 978,043 shares of common stock and issued warrants to purchase 848,872 shares of common stock for net proceeds of approximately $1.8 million. HSNS used the proceeds from the stock and warrant sales to fund its operations and to provide interim financing to Summus.

         HSNS has taken a number of steps to conserve cash, including delaying payments to vendors, delaying the launch of our Rich Media Direct service, and laying off five employees in early January 2001. Upon the closing of the Summus acquisition, HSNS intends to develop and implement a business strategy that best utilizes the resources of the combined company in light of limited financial resources.

         LOANS TO SUMMUS. Under the terms of the Amended Agreement, HSNS is required to provide interim financing in the form of loans to Summus in the amount of $235,000 every two weeks beginning October 30, 2000, until the earlier of closing of the acquisition or March 31, 2001. As of January 31, 2001, HSNS has advanced a total of $1,320,000 to Summus. These loans are collateralized by shares of HSNS common stock owned by Summus and if the Amended Agreement closes we will forgive the loans and cancel the shares.

         DUNAVANT SETTLEMENT. As is described in our Form 10-Q for the quarter ended September 30, 2000, William Dunavant filed a lawsuit against HSNS in January 2000. (See Note 8 of footnotes to the financial statements included in the Form 10-Q). In October 2000, HSNS entered into a settlement agreement with Mr. Dunavant. The settlement agreement was amended in December 2000. Under the amended settlement agreement, HSNS has issued 2,050,000 shares of common stock to Mr. Dunavant and is required to issue 25,000 shares of common stock to Mr. Dunavant each month, plus a monthly cash payment of $25,000, until his shares are registered. The loss contingency accrual associated with Mr. Dunavant's claims was estimated to be $9.2 million at September 30, 2000. This amount is expected to be reduced by approximately $4.0 million in the fourth quarter of year 2000 as a result of the amended settlement agreement's elimination of a term included in the original settlement agreement. That term provided a formula for issuance of additional shares to Mr. Dunavant based upon the difference between (a) the last trading price of HSNS's common stock on the date the registration statement registering the resale of his shares becomes effective (the "effective date last trading


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price"), and (b) a per share price of $23. HSNS calculated the loss contingency accrual as of September 30, 2000, based upon an estimated effective date last trading price equal to the last trading price on September 30, 2000.

                            SUMMUS ASSET ACQUISITION

         On January 30, 2001, Summus, our largest shareholder, Dr. Bjorn Jawerth, and HSNS entered into the Amended Agreement. Under and subject to the terms and conditions of the Amended Agreement Summus has agreed to sell all of its assets to HSNS. In consideration for the sale of Summus' assets we have agreed that:

         - We will issue to Summus a total of 20,012,552 shares of our common stock and 6,000 shares of Series B preferred stock. After the closing, Summus will be dissolved and its assets, which will then consist of the HSNS common and preferred stock and warrants described below, will be distributed on a pro rata basis to Summus' stockholders in accordance with their interests in Summus (except that Dr. Jawerth and HSNS have waived their right to receive the warrants described below). As a stockholder of Summus, HSNS would receive 3,669,539 of the total number of shares of common stock to be issued in the asset acquisition. However, these shares are to be cancelled under the terms of the Amended Agreement, resulting in a net issuance of 16,343,013 shares of HSNS common stock. In addition, the Amended Agreement provides that the 8,389,360 shares of HSNS common stock owned by Summus prior to the parties' execution of the Asset Purchase Agreement will be canceled.

         - Of the 6,000 shares of HSNS Series B preferred stock to be issued to Summus, 2,000 shares are to be deposited with an escrow agent as security for any indemnification obligations of Summus and its shareholders under the Amended Agreement.

         - We will issue to Summus warrants to purchase a total of 500 shares of our Series B preferred stock, exercisable for a period of 5 years from the date the asset acquisition closes. The exercise price of the warrants will be calculated based on the closing market price of our common stock on the date the asset acquisition closes on an as-converted basis.

         - We will authorize the issuance of up to 6,500 shares of Series B preferred stock. The rights of the Series B preferred stock are as follows: Each share of Series B preferred stock will be automatically converted into 1,000 shares of common stock, subject to adjustment for stock dividends, stock splits and the like, after HSNS' charter is amended to increase the number of authorized shares of common stock to at least 60 million shares. Until then, the Series B preferred stock will not be convertible. Each share of Series B preferred stock will be entitled to receive dividends and participate in distributions upon liquidation pro


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                  rata with the common stock on an as-converted basis, and will vote equally with the common stock on an as-converted basis. These rights apply even if there is insufficient authorized common stock to permit conversion of the Series B preferred stock. There are no other preferences or privileges associated with the Series B preferred. Under the terms of the Amended Agreement, we are required to seek shareholder approval to amend our charter to increase the number of authorized shares of common stock so that there will be sufficient shares of common stock available and reserved for issuance upon conversion of the Series B preferred stock.

         - We will assume approximately $3.1 million of liabilities of Summus to third parties. We will cancel certain obligations Summus has to us.

         - All Summus employee stock options that are outstanding on the date the transactions contemplated by the Amended Agreement close will be canceled by Summus and replaced by options to purchase the number of shares of HSNS common stock equal to
                  21.9733 times the number of Summus shares covered by the canceled options, including credit for vested options that were not exercised prior to cancellation. The exercise price for the replacement HSNS options will be the lesser of the fair market value of our common stock on the date of closing of the asset acquisition or October 30, 2000.

         - We have applied for and are working to obtain an order from a fairness hearing conducted by the North Carolina Secretary of State stating that the terms of the issuance of HSNS securities to Summus are fair. If obtained, this order would allow the Summus shareholders to receive securities that could be freely traded in public market transactions. If not obtained, the Summus shareholders have certain demand and piggyback registration rights. In either case, the Summus shareholders are restricted under the Amended Agreement for two months after the closing of the asset acquisition from selling any HSNS securities issued in connection with that transaction in open market transactions. This restriction does not apply to three individuals who hold options to purchase shares of Summus in an aggregate amount representing less than two percent (2%) of Summus. Thereafter, only one and one-half percent (1.5%) may be sold each month until the one year anniversary of the closing. Any resale of HSNS securities must be in compliance with all applicable federal and state securities laws.

         - As is disclosed above, we have also made loans to Summus, which will be canceled upon closing.

         Effective upon the closing of the asset acquisition, Dr. Jawerth will be Co-Chief Executive Officer and Chief Scientist. Mr. Richard Seifert will be the other Co-Chief Executive Officer. In exchange for Dr. Jawerth's covenant not to compete with us for a period of 18 months after the date of his entering into an employment agreement with us, we will issue


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options to Dr. Jawerth to purchase 166,667 shares of our common stock at $0.50 per share and 333,333 shares of our common stock at $3.75 per share.

         Upon closing, Dr. Jawerth will enter into a three-year employment agreement with us. In that employment agreement, we will grant to Dr. Jawerth a personal, non-exclusive, non-transferable world-wide license, without the right to sublicense, to make and use new technology that is developed during the twelve months following the closing. Any rights of Dr. Jawerth under this license are subject to his fiduciary obligations as a director and officer of HSNS and to his obligations under the non-compete provisions of the Employment Agreement. This license will terminate twelve months after the closing or such later date as may be determined by the Board of Directors of HSNS, excluding Dr. Jawerth. If HSNS ceases to be a going concern prior to the termination of the license, the license will be perpetual and will include the rights to sell products and services using the licensed new technology and the right to sublicense. Finally, we have agreed to assist Dr. Jawerth in the private sale of $2,500,000 worth of HSNS common stock owned by him. In addition, HSNS will issue options to him to purchase three times the number of shares of common stock he sells in the private sale. The options will be exercisable during the second through the fifth year after the options are issued. In the event Dr. Jawerth is terminated for cause or terminates his employment without good reason within a year of the closing, he must return all such options.

                               BUSINESS OF SUMMUS

         Summus is based in Raleigh, North Carolina. Since its founding in 1991, Summus has focused its business on contract engineering and research and development for the United States Department of Defense in applications related to image and video compression and communication. Since 1998, Summus has commercialized technology through various methods, including generating software development kits for resale, licensing technology, and developing commercial software products.

         Summus has capabilities in encoding, manipulating, compressing, managing and distributing digital content. Summus' core technology for compression is partially derived from a field of mathematics known as wavelets. Summus' brand name for this part of its technology is Dynamic Wavelet(TM). Under this brand, Summus develops and supplies low-complexity, low bandwidth wavelet technology for compression. After the Summus acquisition, we plan to use Summus' technology to pursue opportunities in the wireless Internet market, including applications delivering text, multi-media, images and video to handheld devices, personal digital assistants and web phones.

         Based on existing technology, content publishers and portals who want to serve the mobile population must implement new servers to filter images, video and most graphics from their content stream or implement an intermediary distribution capability between the image and video content and the customer to perform this "web clipping" as a service. Summus is developing technology to enhance delivery of a broader range of multimedia content to mobile users. Also, mobile and wireless devices have limited computing resources. Better compression performance helps to enhance the user's experience by improving picture quality, motion and


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smoothness. Better compression performance can also deliver image and video content to wireless devices faster.

         Summus has been targeting four customer segments within the wireless industry: (1) device manufacturers where Summus intends to supply its compression technology in software and embedded in digital signal processors;
(2) gateway and infrastructure providers where Summus intends to supply transcoder software to convert image and video content to the wavelet format;
(3) content portals where Summus intends to supply software to create original content in the wavelet format for delivery to web phones and wireless handheld devices; and (4) end users with portable devices.

                          RECENT DEVELOPMENTS OF SUMMUS

         To sustain its operations, Summus has relied principally on interim financing from HSNS and also on revenues Summus has generated from contract engineering and licensing of Summus technology. Summus has also made unsuccessful attempts to raise financing from other parties and to fund its operations through sales of HSNS stock it owns.

         To reduce expenses, Summus reduced staff by forty percent in the fourth quarter of 2000. Currently, Summus has 38 full time employees. With the staff reduction, Summus has been unable to fully execute its business plan to generate significant revenues to maintain operations.

         Summus' accounts payable and accrued expenses increased from approximately $1.9 million at September 30, 2000 to approximately $2.3 million at December 31, 2000. Because of delays in paying its vendors, some vendors have threatened legal action for non-payment. Also, its equipment lessors have threatened lease acceleration and to repossess equipment for non-payment.


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Cautionary Statement

         There can be no assurance that the amendment to the Amended Agreement will result in a closing of the proposed Summus acquisition.

         The statements contained in this Form 8-K contain forward-looking statements relating to the proposed acquisition of the assets of Summus Ltd., future actions to cause our common stock to be quoted on the OTC Bulletin Board and efforts to reduce expenses. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, HSNS notes that a variety of factors could cause HSNS' actual results to differ materially from the anticipated results expressed in HSNS' forward-looking statements. Some of these factors include that the parties may not close the transaction, that the necessary agreements may not be finalized, that HSNS may not be able to file the anticipated documents as soon as contemplated, that HSNS may not meet other conditions required for the combination of the companies, that SEC review time may be prolonged and require additional filings, that the process will result in expenses that deplete financial resources and that additional resources may not be available, and that HSNS may not obtain clearance to have its common stock eligible for quotation on the OTC Bulletin Board. Other factors are described in HSNS' documents on file with the Securities and Exchange Commission. HSNS hereby disclaims any obligation to update the information provided above, including forward looking statements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HIGH SPEED NET SOLUTIONS, INC.

                                      /s/ Andrew L. Fox
                                      -----------------------------------------
                                      Andrew L. Fox
                                      President and Chief Executive Officer


Date:  January 30, 2001


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